Exhibit 99.1

AMB PROPERTY CORPORATION®

SUPPLEMENTAL ANALYST PACKAGE

2008 Second Quarter Earnings
Conference Call 7/16/2008

AMB Tres Rios 4
AMB Tres Rios 3
Future Phases
NAFTA HIGHWAY
MEX 57
MEXICO CITY

Company Profile	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

AMB Property Corporation® is a leading global developer and owner of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of June 30, 2008, AMB owned or had investments in, on a consolidated basis or through unconsolidated co-investment ventures, properties and development projects expected to total approximately 155.5 million square feet (14.5 million square meters) in 47 markets within 15 countries.
AMB invests in properties located predominantly in the infill submarkets of its targeted markets. AMB’s portfolio is comprised primarily of High Throughput Distribution® facilities built for efficiency and located near airports, seaports, ground transportation systems, and population concentrations.
Through its private capital group, AMB provides real estate investment, portfolio management and reporting services to co-investment ventures and clients. The private capital revenue consists of asset management, acquisition and development fees as well as priority and incentive distributions.

The Americas		Europe		Asia

Operating Portfolio(1)	115.0 msf	Operating Portfolio(1)	9.8 msf	Operating Portfolio(1)	8.6 msf
Development Pipeline(2)(3)	13.3 msf	Development Pipeline(2)(3)	3.3 msf	Development Pipeline(2)(3)	5.5 msf
Land Inventory(3)	2,274 acres	Land Inventory(3)	225 acres	Land Inventory(3)	64 acres
Offices	12	Offices	5	Offices	12

(1)	The operating portfolio includes the owned and managed portfolio and operating properties held through AMB’s investments in unconsolidated co-investment ventures that it does not manage (excluded from the owned and managed portfolio) and the location of AMB’s global headquarters.
(2)	Includes development properties available for sale or contribution.
(3)	Includes investments held through unconsolidated co-investment ventures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	1

Highlights (dollars in thousands, except share data)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

	For the Quarters ended June 30,			For the Six Months ended June 30,
	2008	2007	% Change	2008	2007	% Change

Revenues	$209,299	$167,401	25.0%	$385,766	$331,390	16.4%
Adjusted EBITDA(1)	156,153	118,626	31.6%	262,348	217,228	20.8%
Net income available to common stockholders	73,067	111,390	(34.4%)	112,047	133,120	(15.8%)
FFO(1)	109,828	78,474	40.0%	177,678	135,347	31.3%
Per diluted share and unit
EPS	$0.73	$1.10	(33.6%)	$1.12	$1.35	(17.0%)
FFO(1)	1.06	0.74	43.2%	1.71	1.32	29.5%
Dividends per common share	0.52	0.50	4.0%	1.04	1.00	4.0%

Financial
	•	43.2% year-over-year FFO(1) per share growth in the second quarter
	•	Expanded capacity by issuing $325 million senior unsecured notes, effectively funding all near-term maturities
	•	Decrease of 33.6% year-over-year EPS is due to gains in prior year from property contributions into AMB Europe Fund 1

Operations(2)	•	5.5% year-to-date same store NOI growth(1); 3.7% in the second quarter
	•	94.8% year-to-date average occupancy; 94.6% in the second quarter
	•	4.3% trailing four quarter rent changes on renewals and rollover

Capital Deployment(2)	•	Acquired $146 million of properties in the Americas and Europe in the second quarter(3)
	•	Commenced $248 million of development in the second quarter
	•	Leased over 2.8 msf in the development pipeline, the second highest in our history(3)

Private Capital	•	Realized a $33 million scheduled promote for AMB Institutional Alliance Fund III
	•	Added $309 million in properties to our funds across Europe, Mexico, Japan and the U.S.
	•	Contributed AMB Partners II interests to AMB Alliance Fund III, subsequent to quarter end

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Owned and managed portfolio.
(3)	Includes investments held through unconsolidated co-investment ventures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	2

Funds From Operations(1) Overview	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

Funds From Operations(1)(2)
(per diluted common share and unit)

Estimated FFO by Business Line(1)
(per diluted common share and unit)

	For the Years ended December 31,		2008 Projected
	2006	2007	(Midpoint)
Real estate operations, net of unallocated overhead	$1.53	$1.60	$1.50
Overhead reallocation	0.27	0.45	0.59

Real estate operations FFO	$1.80	$2.05	$2.09
% of reported FFO	57.7%	58.4%	52.9%
Development Gains	1.11	1.61	1.80
Overhead allocation	(0.13)	(0.32)	(0.43)

Development FFO	$0.98	$1.29	$1.37
% of reported FFO	31.4%	36.8%	34.7%
Private Capital Revenues	0.48	0.30	0.65
Overhead allocation	(0.14)	(0.13)	(0.16)

Private Capital FFO	$0.34	$0.17	$0.49
% of reported FFO	10.9%	4.8%	12.4%

Total FFO	$3.12	$3.51	$3.95

Development Gains(1)(3)
(per diluted common share and unit)

Private Capital Revenue
(per diluted common share and unit)

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	For a reconciliation of FFO from net income for the years ended December 31, 2007, 2006, 2005, 2004 and 2003, refer to our annual report on Form 10-K for the year ended December 31, 2007.
(3)	Excludes co-investment venture partners’ share of development gains.
(4)	Management revenues consist of asset management, acquisition and development fees and priority distributions.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	3

Consolidated Statements of Operations (in thousands,except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

	For the Quarters ended June 30,		For the Six Months ended June 30,
	2008	2007	2008	2007
Revenues
Rental revenues	$167,886	$158,883	$334,430	$316,947
Private capital revenues(1)	41,413	8,518	51,336	14,443

Total revenues	209,299	167,401	385,766	331,390

Costs and expenses
Property operating costs	(48,108)	(42,568)	(94,208)	(86,121)
Depreciation and amortization	(40,841)	(40,173)	(82,462)	(80,564)
General and administrative	(33,794)	(30,260)	(68,947)	(60,114)
Fund costs	(384)	(277)	(606)	(518)
Impairment losses	—	—	—	(257)
Other expenses	(1,422)	(1,139)	(1,330)	(2,051)

Total costs and expenses	(124,549)	(114,417)	(247,553)	(229,625)

Other income and expenses
Development gains, net of taxes	30,402	28,996	48,222	41,188
Gains from sale or contribution of real estate interests, net	—	74,707	19,967	74,843
Equity in earnings of unconsolidated co-investment ventures	6,059	1,748	8,987	3,861
Other income	1,909	6,472	6,345	11,979
Interest expense, including amortization	(36,555)	(33,151)	(67,514)	(67,490)

Total other income and expenses	1,815	78,772	16,007	64,381

Income from operations before minority interests	86,565	131,756	154,220	166,146

Minority interests’ share of income
Co-investment venture partners’ share of income	(6,103)	(7,912)	(25,047)	(14,904)
Co-investment venture partners’ and limited partnership unitholders’ share of development gains	(1,371)	(2,574)	(6,113)	(3,136)
Preferred unitholders	(1,432)	(1,480)	(2,864)	(5,179)
Limited partnership unitholders	(1,740)	(3,928)	(2,719)	(4,321)

Total minority interests’ share of income	(10,646)	(15,894)	(36,743)	(27,540)

Income from continuing operations	75,919	115,862	117,477	138,606

Discontinued operations
Income attributable to discontinued operations, net of minority interests	297	2,023	272	4,926
Gains from disposition of real estate, net of minority interests	803	384	2,202	419

Total discontinued operations	1,100	2,407	2,474	5,345

Net income	77,019	118,269	119,951	143,951
Preferred stock dividends	(3,952)	(3,952)	(7,904)	(7,904)
Preferred unit redemption (issuance costs) discount	—	(2,927)	—	(2,927)

Net income available to common stockholders	$73,067	$111,390	$112,047	$133,120

Net income per common share (diluted)	$0.73	$1.10	$1.12	$1.35

Weighted average common shares (diluted)	99,432	101,361	99,666	98,305

(1)	Includes incentive and promote distributions for 2008 of $33.0 million for AMB Institutional Alliance Fund III received during the quarter ended June 30, 2008 and $1.0 million for the dissolution of AMB Erie co-investment venture received during the quarter ended March 31, 2008.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	4

Consolidated Statements of Funds from Operations(1) (in thousands,except per share data)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

	For the Quarters ended June 30,		For the Six Months ended June 30,
	2008	2007	2008	2007
Net income available to common stockholders	$73,067	$111,390	$112,047	$133,120
Gains from sale or contribution of real estate, net of minority interests	(803)	(75,091)	(22,169)	(75,262)
Depreciation and amortization
Total depreciation and amortization	40,841	40,173	82,462	80,564
Discontinued operations’ depreciation	51	1,314	103	1,948
Non-real estate depreciation	(2,155)	(1,401)	(3,789)	(2,578)
Adjustments to derive FFO from consolidated co-investment ventures
Co-investment venture partners’ minority interests (Net income)	6,103	7,912	25,047	14,904
Limited partnership unitholders’ minority interests (Net income)	1,740	3,928	2,719	4,321
Limited partnership unitholders’ minority interests (Development profits)	1,175	1,251	1,704	1,801
Discontinued operations’ minority interests (Net income)	9	253	396	526
FFO attributable to minority interests	(16,417)	(15,312)	(32,993)	(31,616)
Adjustments to derive FFO from unconsolidated co-investment ventures
AMB’s share of net income	(6,059)	(1,748)	(8,987)	(3,861)
AMB’s share of FFO	12,276	5,805	21,138	11,480

Funds from operations	$109,828	$78,474	$177,678	$135,347

FFO per common share and unit (diluted)	$1.06	$0.74	$1.71	$1.32

Weighted average common shares and units (diluted)	103,405	105,807	103,641	102,866

(1)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	5

Consolidated Balance Sheets(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

	As of
	June 30, 2008	December 31, 2007
Assets
Investments in real estate
Total investments in properties	$6,101,579	$6,709,545
Accumulated depreciation	(894,230)	(916,686)

Net investments in properties	5,207,349	5,792,859
Investments in unconsolidated co-investment ventures	373,202	356,194
Properties held for contribution, net(2)	1,442,708	488,339
Properties held for divestiture, net	85,040	40,513

Net investments in real estate	7,108,299	6,677,905
Cash and cash equivalents and restricted cash	378,526	250,416
Accounts receivable, net	224,390	184,270
Other assets	215,577	149,812

Total assets	$7,926,792	$7,262,403

Liabilities and stockholders’ equity
Secured debt	$1,481,422	$1,471,087
Unsecured senior debt	1,153,270	1,003,123
Unsecured credit facilities	916,485	876,105
Other debt	568,498	144,529
Accounts payable and other liabilities	384,040	306,196

Total liabilities	4,503,715	3,801,040
Minority interests
Co-investment venture partners	532,173	517,572
Preferred unitholders	77,561	77,561
Limited partnership unitholders	100,748	102,278

Total minority interests	710,482	697,411
Stockholders’ equity
Common equity	2,489,183	2,540,540
Preferred equity	223,412	223,412

Total stockholders’ equity	2,712,595	2,763,952

Total liabilities and stockholders’ equity	$7,926,792	$7,262,403

(1)	During the quarter ended June 30, 2008, AMB acquired an additional 19% interest in G. Accion, a Mexican real estate company, increasing its ownership to 58%. As a result of the increase in ownership, AMB began consolidating G. Accion during the quarter. Properties held for divestiture, total assets and total liabilities include $27,680, $146,092 and $93,257, respectively, related to G. Accion as of June 30, 2008.
(2)	June 30, 2008 balance includes $628 million of net investments from AMB Partners II that will be contributed to AMB Institutional Alliance Fund III in the third quarter of 2008.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	6

Supplemental Cash Flow Information (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

	For the Quarters ended		For the Six Months ended
	June 30,		June 30,
	2008	2007	2008	2007
AMB’s Owned and Managed Portfolio:(1)(2)
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$5,154	$3,339	$11,961	$7,958
AMB’s share of straight-line rents and amortization of lease intangibles	$2,917	$2,237	$6,432	$5,399
Gross lease termination fees	$76	$585	$390	$703
Net lease termination fees(3)	$52	$578	$211	$721
AMB’s share of net lease termination fees	$33	$539	$188	$635

Recurring capital expenditures:
Tenant improvements	$4,228	$5,835	$7,492	$9,153
Lease commissions and other lease costs	7,109	6,126	13,972	13,503
Building improvements	10,267	11,354	15,318	14,352

Sub-total	21,604	23,315	36,782	37,008
Co-Investment Partners’ share of capital expenditures	(7,152)	(6,193)	(11,604)	(11,239)

AMB’s share of recurring capital expenditures	$14,452	$17,122	$25,178	$25,769

AMB’s Consolidated Portfolio:
Supplemental Information:
Straight-line rents and amortization of lease intangibles	$2,708	$2,235	$6,040	$4,950
AMB’s share of straight-line rents and amortization of lease intangibles	$2,500	$2,069	$5,398	$4,798
Gross lease termination fees	$51	$539	$359	$639
Net lease termination fees(3)	$29	$534	$183	$659
AMB’s share of net lease termination fees	$29	$529	$183	$622

Recurring capital expenditures:
Tenant improvements	$3,427	$5,299	$6,327	$8,042
Lease commissions and other lease costs	5,764	5,502	11,398	11,089
Building improvements	8,600	10,510	12,979	13,170

Sub-total	17,791	21,311	30,704	32,301
Co-Investment Partners’ share of capital expenditures	(4,036)	(4,672)	(6,639)	(7,555)

AMB’s share of recurring capital expenditures	$13,755	$16,639	$24,065	$24,746

(1)	See Reporting Definitions.
(2)	See Supplemental Financial Measures Disclosure for a discussion of owned and managed supplemental cash flow information.
(3)	Net lease termination fees are defined as gross lease termination fees less the associated straight-line rent balance.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	7

Operations Overview(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

Same Store Cash-basis NOI Growth Without Leases Termination Fees(2)

Average Occupancy(2)

Rent Change on Renewals and Rollovers(2)(3)

Lease Expirations as % of Annualized Base Rent (ABR)(2)

Year	Square Feet	ABR
2008	7,632,630	$ 50,905
2009	23,783,635	160,360
2010	18,064,581	126,789
2011	20,558,584	147,571
2012	13,265,901	107,829

20.0%
10.0%
0.0%
5.9%
18.5%
14.6%
17.1%
12.5%
10.1%
7.0%
4.1%
1.9%
8.3%
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017+

Top Customers

	Square
	Feet	ABR	% of ABR

1 Deutsche Post World Net (DHL)	4,279,840	$35,906	4.3%
2 United States Government	1,392,586	20,619	2.5%
3 FedEx Corporation	1,472,368	15,021	1.8%
4 Nippon Express	1,024,139	11,282	1.3%
5 BAX Global Inc/Schenker/Deutsche Bahn	904,210	11,408	1.4%
6 Sagawa Express	729,135	11,238	1.3%
7 La Poste	902,391	8,934	1.1%
8 Panalpina	1,335,359	8,708	1.0%
9 UPS	1,362,079	8,666	1.0%
10 Caterpillar Logistics Services	668,280	7,346	0.9%

Subtotal	14,070,387	$139,128	16.6%

Top 11-20 Customers	7,682,969	50,548	6.1%

Total	21,753,356	$189,676	22.7%

(1)	Owned and managed portfolio.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Represents trailing four quarter data.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	8

Operating Statistics(1)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

	Owned & Managed Portfolio(2)		Same Store Pool(2)
	Quarter ended	Quarter ended	Quarter ended	Quarter ended
	June 30, 2008	March 31, 2008	June 30, 2008	March 31, 2008

Square feet	125,897,660	121,724,540	101,123,122	101,141,867
Percentage of owned & managed square feet			80.3%	83.1%

Occupancy
Occupancy percentage at period end(2)	95.2%	94.8%	95.2%	94.8%
Occupancy percentage at period end (prior year)	96.1%	95.2%	96.2%	95.7%

Average occupancy percentage(2)	94.6%	94.9%	94.6%	95.0%
Average occupancy percentage (prior year)	94.9%	94.9%	95.4%	95.1%

Weighted average lease terms (years)
Original	6.2	6.2	6.0	6.0
Remaining	3.5	3.5	3.1	3.2

Trailing four quarters statistics
Tenant retention(2)	70.4%	71.4%	70.4%	71.4%

Rent change on renewals and rollovers(2)
Percentage	4.3%	4.2%	3.9%	4.1%
Same space square footage commencing (millions)	19.1	19.1	18.5	18.7

Second generation TIs and LCs per square foot(2)
Retained	$1.28	$1.28
Re-tenanted	$3.37	$3.19
Weighted average	$2.00	$2.01
Second generation square footage commencing (millions)	22.7	22.7

Gross operating margin(2)	73.7%	73.6%	73.0%	73.1%

	Same Store Pool(2)
	Quarter ended	Six Months ended
Cash Basis NOI % change(2)	June 30, 2008	June 30, 2008

Increase in revenues excluding lease termination fees(3)	4.0%	5.4%
Increases in expenses(3)	5.0%	5.1%
NOI excluding lease termination fees(2)(3)	3.7%	5.5%

NOI including lease termination fees(2)(3)	3.3%	5.4%

(1)	Owned and managed portfolio.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	For the quarter ended June 30, 2008, on a consolidated basis, the % change was 2.4%, 3.7%, 1.9% and 2.0%, respectively, for increase in revenues excluding lease termination fees, increase in expenses, NOI excluding lease termination fees and NOI including lease termination fees. For the six months ended June 30, 2008, on a consolidated basis, the % change was 3.5%, 2.8%, 3.9% and 3.8% respectively, for increase in revenues excluding lease termination fees, increase in expenses, NOI excluding lease termination fees and NOI including lease termination fees.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	9

Portfolio Overview	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

									% of Total				Year-to-Date	Trailing Four
									Owned and	AMB’s share		Annualized	Same Store NOI	Quarters Rent
	Square Feet			Placed in				Square Feet	Managed Square	of Square	Year-to-Date	Base Rent	Growth Without	Change on
	as	Acquired		Operations		Disposed		as	Feet as of	Feet as of	Average	psf as of	Lease	Renewals and
	of 3/31/2008	Square Feet		Square Feet(1)		Square Feet		of 6/30/2008	6/30/2008	6/30/2008	Occupancy	6/30/2008	Termination Fees(2)	Rollovers(2)

Southern California	18,223,868	—		—		—		18,223,868	14.5%	55.6%	96.7%	$6.72	7.3%	9.3%
Chicago	13,193,358	—		33		—		13,193,391	10.5%	52.3%	88.5%	5.41	(2.8%)	(0.9%)
No. New Jersey/New York	11,115,945	—		150,446		(26,838)		11,239,553	8.9%	46.8%	98.9%	7.29	6.9%	3.3%
San Francisco Bay Area	10,366,058	—		—		—		10,366,058	8.2%	72.0%	93.9%	6.56	2.9%	6.9%
Seattle	8,641,704	—		3,573		—		8,645,277	6.9%	46.7%	96.3%	5.18	12.3%	16.6%
South Florida	6,276,291	—		3,300		—		6,279,591	5.0%	70.3%	95.1%	7.53	7.1%	12.1%
U.S. On-Tarmac	2,629,113	—		—		—		2,629,113	2.1%	92.5%	92.7%	18.88	(0.6%)	(4.7%)
Other U.S. Markets	27,619,809	119,839		926,846		—		28,666,494	22.7%	62.6%	93.8%	5.48	1.8%	0.8%

U.S. Subtotal / Wtd Avg	98,066,146	119,839		1,084,198		(26,838)		99,243,345	78.8%	59.0%	94.5%	$6.48	4.1%	5.0%

Canada	779,681	352,839		651,856		—		1,784,376	1.4%	100.0%	96.2%	$5.97	0.0%	n/a

Mexico City	3,081,412	509,530		—		—		3,590,942	2.9%	46.0%	98.1%	6.11	13.5%	(0.1%)
Other Mexico Markets	2,769,507	59,793		—		—		2,829,300	2.2%	20.8%	94.9%	4.79	(0.1%)	(0.5%)

Mexico Subtotal / Wtd Avg	5,850,919	569,323		—		—		6,420,242	5.1%	34.9%	96.7%	$5.54	8.9%	(0.2%)

The Americas Total / Wtd Avg	104,696,746	1,042,001		1,736,054		(26,838)		107,447,963	85.3%	58.3%	94.6%	$6.41	4.2%	4.9%

France	3,441,817	—		—		—		3,441,817	2.7%	22.2%	93.0%	$9.75	13.6%	(19.9%)
Germany	2,116,303	1,075,367		—		—		3,191,670	2.5%	30.2%	99.1%	9.98	13.9%	0.1%
Benelux	2,835,213	—		—		—		2,835,213	2.3%	20.6%	99.2%	11.23	35.7%	5.9%
Other Europe Markets	343,077	—		—		—		343,077	0.3%	61.9%	100.0%	18.38	0.0%	n/a

Europe Subtotal / Wtd Avg	8,736,410	1,075,367		—		—		9,811,777	7.8%	25.7%	96.9%	$10.58	17.7%	(11.0%)

Tokyo	4,916,517	—		346,536		—		5,263,053	4.2%	25.3%	94.2%	$13.01	10.3%	(7.3%)
Osaka	1,018,875	—		—		—		1,018,875	0.8%	20.0%	92.5%	9.85	9.2%	(2.1%)
Other Japan Markets	—	—		—		—		—	0.0%	0.0%	0.0%	—	0.0%	n/a

Japan Subtotal / Wtd Avg	5,935,392	—		346,536		—		6,281,928	5.0%	24.4%	93.9%	$12.49	10.1%	(5.8%)

Shanghai	1,404,539	—		—		—		1,404,539	1.1%	100.0%	100.0%	$4.64	14.6%	n/a
Singapore	733,321	—		—		—		733,321	0.6%	100.0%	99.7%	10.58	22.6%	7.4%
Other Asia Markets	218,132	—		—		—		218,132	0.2%	100.0%	100.0%	8.00	0.0%	n/a

Asia Total / Wtd Avg	8,291,384	—		346,536		—		8,637,920	6.9%	45.0%	95.4%	$10.86	18.0%	(0.8%)

Owned and Managed Total / Wtd Avg(2)	121,724,540	2,117,368		2,082,590		(26,838)		125,897,660	100.0%	54.8%	94.8%	$7.04	5.5%	4.3%

Other Real Estate Investments(3)	7,495,659	—		—		—		7,495,659		54.3%	95.1%	5.29

Total Operating Portfolio	129,220,199	2,117,368		2,082,590		(26,838)		133,393,319		54.8%	94.8%	$6.94

Development
Pipeline	18,156,082	3,250,736	(5)	(1,130,398	) (6)	(2,987,846	) (6)	17,288,574		89.1%
Available for Sale or Contribution(4)	2,825,338	2,987,329	(5)	(924,586	) (6)	(24,278	) (6)	4,863,803		94.7%

Development Subtotal	20,981,420	6,238,065		(2,054,984)		(3,012,124)		22,152,377		90.3%

Total Global Portfolio	150,201,619	8,355,433		27,606		(3,038,962)		155,545,696		59.9%

(1)	Represents assets contributed or placed in operations from development and may include positive/(negative) remeasures to operating assets.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes operating properties held through AMB’s investments in unconsolidated co-investment ventures that it does not manage and are therefore excluded from the owned and managed portfolio and the location of AMB’s global headquarters.
(4)	Represents development projects available for sale or contribution that are not included in the operating portfolio.
(5)	For development pipeline, represents square footage of development starts. For available for sale or contribution, represents new projects available.
(6)	For development pipeline, represents square footage of completed development projects. For available for sale or contribution, represents projects sold, contributed, or placed in operations.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	10

Capital Deployment Overview (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

Development Pipeline by Region as of June 30, 2008(1)
(Estimated Total Investment(2))

Development Starts(1)
(Estimated Total Investment(2))

Property Acquisitions by Region for the Six Months Ended June 30, 2008(3)
(Acquisition Cost(2))

Acquisition Volume(3)
(Acquisition Cost(2))

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Owned and managed portfolio.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	11

Property Acquisitions(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

	For the Quarter ended June 30, 2008			For the Six Months ended June 30, 2008
		Acquisition	% of Total		Acquisition	% of Total
	Square Feet	Cost(2)	Acquisition Cost	Square Feet	Cost(2)	Acquisition Cost

The Americas
United States	119,839	$7,668	5.3%	997,611	$101,056	25.8%
Other Americas	352,839	31,767	21.7%	828,167	72,995	18.7%

The Americas Total	472,678	$39,435	27.0%	1,825,778	$174,051	44.5%

Europe
France	—	$—	0.0%	—	$—	0.0%
Germany	1,075,367	106,780	73.0%	1,075,367	106,780	27.3%
Benelux	—	—	0.0%	—	—	0.0%
Other Europe	—	—	0.0%	164,795	68,023	17.4%

Europe Total	1,075,367	$106,780	73.0%	1,240,162	$174,803	44.7%

Asia
Japan	—	$—	0.0%	—	$—	0.0%
China	—	—	0.0%	—	—	0.0%
Other Asia	—	—	0.0%	468,890	42,244 (4)	10.8%

Asia Total	—	$—	0.0%	468,890	$42,244	10.8%

Total Acquisitions	1,548,045	$146,215	100.0%	3,534,830	$391,098	100.0%

AMB’s Weighted Average Ownership Percentage		50.1%			47.7%
Weighted Average Stabilized GAAP Cap Rate(3)		6.6%			6.1%
Weighted Average Stabilized Cash Cap Rate(3)		6.4%			5.9%

		Acquisition	% of Total		Acquisition	% of Total
	Square Feet	Cost(2)	Acquisition Cost	Square Feet	Cost(2)	Acquisition Cost

By Entity
AMB Property Corporation	744,688	$52,071	35.6%	1,688,906	$135,543	34.7%
AMB-SGP Mexico	—	—	0.0%	—	—	0.0%
AMB Japan Fund I	—	—	0.0%	—	—	0.0%
AMB Europe Fund I	683,518	86,476	59.1%	848,313	154,499	39.5%
AMB Institutional Alliance Fund III	119,839	7,668	5.3%	997,611	101,056	25.8%

Total Acquisitions	1,548,045	$146,215	100.0%	3,534,830	$391,098	100.0%

(1)	Owned and managed portfolio.
(2)	Includes closing costs and estimated total acquisition capital expenditures of approximately $6.0 and $11.0 million, respectively, for the quarter and six months ended June 30, 2008.
(3)	See reporting definitions and supplemental financial measures disclosures.
(4)	Includes buyout of remaining 50% interest in an owned and managed asset.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	12

Development Starts and Total Capital Deployment(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

	For the Quarter ended June 30, 2008			For the Six Months ended June 30, 2008
	Estimated	Estimated	% of Total	Estimated	Estimated	% of Total
	Square Feet at	Total	Estimated	Square Feet at	Total	Estimated
	Stabilization(2)	Investment(2)	Investment(2)	Stabilization(2)	Investment(2)	Investment(2)

The Americas
United States	1,361,167	$97,525	39.4%	1,793,268	$145,289	43.6%
Other Americas	854,813	61,340	24.8%	1,544,489	98,784	29.7%

The Americas Total	2,215,980	$158,865	64.2%	3,337,757	$244,073	73.3%

Europe
France	340,441	$32,161	13.0%	340,441	$32,161	9.7%
Germany	—	—	0.0%	—	—	0.0%
Benelux	—	—	0.0%	—	—	0.0%
Other Europe	—	—	0.0%	—	—	0.0%

Europe Total	340,441	$32,161	13.0%	340,441	$32,161	9.7%

Asia
Japan	417,833	$47,142	19.0%	417,833	$47,142	14.1%
China	276,482	9,509	3.8%	276,482	9,509	2.9%
Other Asia	—	—	0.0%	—	—	0.0%

Asia Total	694,315	$56,651	22.8%	694,315	$56,651	17.0%

Total Development Starts	3,250,736	$247,677	100.0%	4,372,513	$332,885	100.0%

AMB’s Weighted Average Ownership Percentage		96.1%			95.2%
Weighted Average Estimated Yield(2)		7.1%			7.4%

	For the Quarter ended June 30, 2008		For the Six Months ended June 30, 2008
	Estimated	Estimated	Estimated	Estimated
	Square Feet at	Total	Square Feet at	Total
	Stabilization(2)	Investment(2)	Stabilization(2)	Investment(2)

Total Acquisitions	1,548,045	$146,215	3,534,830	$391,098
Total Development Starts	3,250,736	247,677	4,372,513	332,885

Total Capital Deployment	4,798,781	$393,892	7,907,343	$723,983

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	13

Contributions and Dispositions(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

	For the Quarter ended June 30, 2008		For the Six Months ended June 30, 2008
	Operating Property	Development Property	Operating Property	Development Property

AMB’s Ownership Contributed and Disposed	100.0%	8.18%	36.3%	75.8%
Contribution Value and Disposition Price	$3,600	$221,371	$69,775	$377,190
Weighted Average Stabilized Cash Cap Rate(2)(3)	2.0%	5.9%	6.3%	5.9%
Development Margin(3)	N/A	21.6%	N/A	20.9%

Square Footage or Acreage Contributed or Sold

	For the Quarter ended June 30, 2008			For the Six Months ended June 30, 2008
	Operating Property	Development Property		Operating Property	Development Property
	Square Feet	Square Feet	Land Acreage(4)	Square Feet	Square Feet	Land Acreage(4)

The Americas
United States	26,838	428,108	—	848,550	1,567,664	—
Other Americas	—	947,323	—	—	947,323	—

The Americas Total	26,838	1,375,431	—	848,550	2,514,987	—

Europe
France	—	—	—	—	—	—
Germany	—	—	—	—	—	—
Benelux	—	—	—	—	110,701	—
Other Europe	—	—	—	—	—	—

Europe Total	—	—	—	—	110,701	—

Asia
Japan	—	543,039	—	—	543,039	—
China	—	—	—	—	—	—
Other Asia	—	—	—	—	—	—

Asia Total	—	543,039	—	—	543,039	—

Total	26,838	1,918,470	—	848,550	3,168,727	—

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	Excludes value added conversions, build-to-suit buildings, and land sales.
(3)	See reporting definitions and supplemental financial measures disclosures.
(4)	Represents acreage for land sales and value added conversion projects.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	14

Development Pipeline(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

	2008 Expected Stabilizations		2009 Expected Stabilizations		2010 Expected Stabilizations		Total
	Estimated	Estimated	Estimated	Estimated	Estimated	Estimated	Estimated	Estimated	% of Total
	Square Feet at	Total	Square Feet at	Total	Square Feet at	Total	Square Feet at	Total	Estimated
	Stabilization(2)	Investment(2)(3)	Stabilization(2)	Investment(2)(3)	Stabilization(2)	Investment(2)(3)	Stabilization(2)	Investment(2)(3)	Investment(2)

The Americas
United States	1,806,203	$122,079	4,642,552	$388,621	—	$45,564	6,448,755	$556,263	35.2%
Other Americas	404,368	24,048	3,468,778	224,552	—	—	3,873,146	248,600	15.7%

The Americas Total	2,210,571	$146,127	8,111,330	$613,173	—	$45,564	10,321,901	$804,863	50.9%

Europe
France	37,954	$5,586	412,462	$42,274	340,441	$32,161	790,857	$80,021	5.1%
Germany	—	—	—	—	—	—	—	—	0.0%
Benelux	96,520	20,114	890,529	103,462	—	—	987,049	123,576	7.8%
Other Europe	585,971	81,345	436,916	43,557	—	—	1,022,887	124,902	7.9%

Europe Total	720,445	$107,045	1,739,907	$189,293	340,441	$32,161	2,800,793	$328,499	20.8%

Asia
Japan	1,814,526	$228,024	685,757	$103,737	417,833	$47,142	2,918,116	$378,903	24.0%
China	—	—	608,537	28,224	276,482	9,509	885,019	37,733	2.3%
Other Asia	362,745	30,997	—	—	—	—	362,745	30,997	2.0%

Asia Total	2,177,271	$259,021	1,294,294	$131,962	694,315	$56,651	4,165,880	$447,634	28.3%

Total	5,108,287	$512,193	11,145,531	$934,428	1,034,756	$134,376	17,288,574	$1,580,997	100.0%

Number of Projects		14		36		5		55
Funded-to-Date		$428,316		$723,663		$49,648		$1,201,627
AMB’s Weighted Average Ownership Percentage		98.1%		89.4%		100.0%		92.8%
AMB’s Share of Amounts Funded to Date		$419,290		$644,309		$49,648		$1,113,247
Weighted Average Estimated Yield(2)		7.2%		7.5%		6.6%		7.4%
Percent Pre-Leased(2)		47.5%		16.4%		0.0%		24.2%

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes value added conversion projects.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	15

Completions and Properties Available for Sale or Contribution(1) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

	Development Completions(2)				Available for Sale or Contribution As of June 30, 2008
	For the Quarter ended		For the Six Months Ended		Development		Operating
	June 30, 2008		June 30, 2008		Properties		Properties
		Total		Total		Total		Total
	Square Feet	Investment(3)	Square Feet	Investment(3)	Square Feet	Investment(3)	Square Feet	Investment(3)

The Americas
United States	2,335,757	$121,442	2,729,208	$191,914	1,890,416	$137,619	273,239	$22,336
Other Americas	—	—	281,441	25,362	1,130,420	68,814	1,784,376	181,943

The Americas Total	2,335,757	$121,442	3,010,649	$217,276	3,020,836	$206,433	2,057,615	$204,279

Europe
France	—	$—	—	$—	277,817	$26,276	67,274	$15,691
Germany	139,608	21,005	139,608	21,005	139,608	21,005	—	—
Benelux	—	—	110,712	18,273	110,712	18,234	—	—
Other Europe	—	—	—	—	—	—	178,282	38,195

Europe Total	139,608	$21,005	250,320	$39,278	528,137	$65,515	245,556	$53,886

Asia
Japan	1,663,387	$270,155	1,663,387	$270,155	1,314,830	$221,339	348,557	$48,816
China	—	—	—	—	—	—	1,404,539	62,341
Other Asia	—	—	—	—	—	—	951,453	88,529

Asia Total	1,663,387	$270,155	1,663,387	$270,155	1,314,830	$221,339	2,704,549	$199,686

Total	4,138,752	$412,602	4,924,356	$526,709	4,863,803	$493,287	5,007,720	$457,851

AMB’s Weighted Average Ownership Percentage		95.9%		85.3%		91.1%		95.9%
Weighted Average Estimated Yield(2)		7.3%		7.4%		7.5%		N/A
Percent Pre-leased(2)		68.2%		64.7%		59.2%		98.7%

(1)	Includes investments held through unconsolidated co-investment ventures.
(2)	See reporting definitions and supplemental financial measures disclosures.
(3)	Includes value added conversion projects.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	16

Land, Value Added Conversion, and Redevelopment Inventory(1)(2) (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

Land Inventory	The Americas		Europe		Asia		Total
		Estimated		Estimated		Estimated			Estimated
		Build Out Potential		Build Out Potential		Build Out Potential			Build Out Potential
	Acres	(square feet)	Acres	(square feet)	Acres	(square feet)	Acres		(square feet)

Balance as of March 31, 2008	2,366	38,920,766	229	4,351,240	45	2,701,407	2,640		45,973,414
Acquisitions	49	962,012	15	391,182	33	767,003	97		2,120,197
Sales	—	—	—	—	—	—	—		—
Development starts	(141)	(2,215,980)	(19)	(340,441)	(14)	(694,315)	(174)		(3,250,736)
Site plan adjustments	—	(250,940)	—	—	—	—	—		(250,940)

Balance as of June 30, 2008	2,274	37,415,858	225	4,401,981	64	2,775,095	2,563	(3)	44,591,935	(3)

Investment in Land(4)		$463,172		$87,070		$94,474			$644,716	(3)

Estimated Total Investment(1)		$1,924,519		$431,727		$286,306			$2,642,552

Value Added Conversion Inventory(1)(7)

	East Region		Southwest Region		West Central Region		The Americas
		Number of		Number of		Number of			Number of
Conversion Time Frame	Acres	Projects	Acres	Projects	Acres	Projects	Acres		Projects

3 years or less	—	—	31	2	44	4	75		6
3+ years	7	2	20	1	143	6	170		9

Total	7	2	51	3	187	10	245	(5)	15

Redevelopment Inventory(1)(7)

	East Region		Southwest Region		West Central Region		The Americas
	Square	Number of	Square	Number of	Square	Number of	Square		Number of
Redevelopment Time Frame	Feet	Projects	Feet	Projects	Feet	Projects	Feet		Projects

3 years or less	193,530	2	329,140	1	—	—	522,670		3
3+ years	—	—	688,499	2	309,873	1	998,372		3

Total	193,530	2	1,017,639	3	309,873	1	1,521,042	(6)	6

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Includes investments held through unconsolidated co-investment ventures.
(3)	AMB’s share of acres, square feet of estimated build out, and total investment including amounts held in unconsolidated co-investment ventures is 2,321 acres, 40.3 million square feet and $534,316, respectively.
(4)	Represents actual cost incurred to date including initial acquisition, infrastructure, and associated carry costs.
(5)	AMB’s share is 187 acres.
(6)	AMB’s share is 906,232 square feet.
(7)	East, Southwest, and West Central regions represent AMB’s geographic division of The Americas.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	17

Private Capital Co-investment Ventures Overview(1) (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

Incentive
	Date	Geographic		Functional	Distribution
Co-investment Venture	Established	Focus	Principal Venture Investors	Currency	Frequency	Term

AMB Partners II	February 2001	United States	City and County of San Francisco ERS	USD	3 years	(1)
AMB-SGP	March 2001	United States	Subsidiary of GIC Real Estate Pte Ltd.	USD	10 years	March 2011; extendable 10 years
AMB Institutional Alliance Fund II	June 2001	United States	Various	USD	At dissolution	December 2014 (estimated)
AMB-AMS	June 2004	United States	Various	USD	At dissolution	December 2012; extendable 4 years
AMB Institutional Alliance Fund III	October 2004	United States	Various	USD	3 years (next 2Q11)	Open end
AMB-SGP Mexico	December 2004	Mexico	Subsidiary of GIC Real Estate Pte Ltd.	USD	7 years	December 2011; extendable 7 years
AMB Japan Fund I	June 2005	Japan	Various	JPY	At dissolution	June 2013; extendable 2 years
AMB DFS Fund I	October 2006	United States	GE Real Estate	USD	Upon project sales	Perpetual
AMB Europe Fund I	June 2007	Europe	Various	EUR	3 years (next 2Q10)	Open end

YTD Additions to Private Capital Co-investment Ventures(2)

Gross Carrying Value of Private Capital Co-investment Ventures(3)

(1)	On July 1, 2008, the partners of AMB Partners II contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III in exchange for interests in AMB Institutional Alliance Fund III.
(2)	Additions to private capital co-investment ventures include both acquisitions from third parties as well as assets contributed to co-investment ventures from AMB.
(3)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	18

Private Capital Co-investment Ventures Financial Summary (dollars in thousands)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

	AMB’s			Gross			AMB’s	Estimated	Planned
	Ownership	Square		Book	Property	Other	Net Equity	Investment	Gross
Unconsolidated Co-investment Ventures(1)	Percentage	Feet(2)		Value(3)	Debt	Debt	Investment(4)	Capacity	Capitalization

Co-Investment Operating Ventures
AMB Institutional Alliance Fund III(5)	17%	24,187,583		$2,264,034	$1,219,219	$8,500	$124,555	$614,000	$2,878,000
AMB Europe Fund I(5)	21%	9,174,372		1,376,971	827,784	—	78,741	138,000	1,515,000
AMB Japan Fund I	20%	5,933,371		1,094,860	677,505	112,842	62,625	586,000	1,681,000
AMB-SGP Mexico	20%	5,850,919		330,119	171,947	44,005	14,266	374,000	704,000

Total Co-investment Operating Ventures	19%	45,146,245		5,065,984	2,896,455	165,347	280,187	1,712,000	6,778,000

Co-investment Development Ventures:
AMB DFS Fund I	15%	1,323,229		139,065	—	—	21,615	283,000	422,000
AMB Institutional Alliance Fund III(5)	17%	431,747		8,914	6,044	—	483	n/a	n/a
Other Industrial Joint Operating Ventures	55%	7,418,749	(6)	277,944	167,397	—	46,370	n/a	n/a

Total Unconsolidated Joint Ventures	20%	54,319,970		$5,491,907	$3,069,896	$165,347	$348,655	$1,995,000	$7,200,000

Consolidated Co-investment Ventures

Co-investment Operating Ventures

AMB Partners II	20%	10,311,485		$713,458	$317,015	$65,000
AMB-SGP	50%	8,288,663		459,003	344,281	—
AMB Institutional Alliance Fund II	20%	8,006,081		528,412	235,618	60,000
AMB-AMS	39%	2,172,137		156,927	84,179	—

Total Co-investment Operating Ventures	29%	28,778,366		1,857,800	981,093	125,000

Co-investment Development Ventures
AMB Partners II	20%	n/a		342	—	—
AMB Institutional Alliance Fund II	20%	98,560		7,288	—	—

Total Co-investment Development Ventures	20%	98,560		7,630	—	—

Total Co-investment Ventures	29%	28,876,926		1,865,430	981,093	125,000

Other Industrial Joint Operating Ventures	88%	3,239,177		262,157	64,410	—
Other Industrial Joint Development Ventures	80%	3,462,754		367,871	92,021	—

Total Consolidated Joint Ventures	43%	35,578,857		$2,495,458	$1,137,524	$125,000

Selected Operating Results
For the Quarter ended June 30, 2008	Cash NOI(7)	Net Income	FFO(7)	Share of	Cash NOI(7)	Net Income	FFO(7)

Unconsolidated Joint Ventures	$84,082	$17,553	$49,317	AMB’s	$18,020	$6,059	$12,276
Consolidated Joint Ventures	$43,415	$9,952	$25,804	Partner’s	$27,678	$4,134	$16,417

Selected Operating Results
For the Six Months ended June 30, 2008	Cash NOI(7)	Net Income	FFO(7)	Share of	Cash NOI(7)	Net Income	FFO(7)

Unconsolidated Joint Ventures	$167,450	$31,583	$91,891	AMB’s	$35,008	$8,987	$21,138
Consolidated Joint Ventures	$87,023	$44,031	$52,706	Partner’s	$56,365	$22,421	$32,993

(1)	See reporting definitions and supplemental financial measures disclosures for unconsolidated co-investment operating results.
(2)	For development properties, represents the estimated square feet upon completion for the committed phases of development projects.
(3)	Represents the book value of the property (before accumulated depreciation) owned by the co-investment venture and excludes net other assets. Development book values include uncommitted land.
(4)	On June 13, 2008, AMB acquired an additional 19% equity interest in G. Accion, a Mexican real estate company, increasing its equity interest from 39% to 58%. G. Accion owns and develops real estate, and provides real estate management and development services in Mexico. Through its investment in G. Accion, AMB holds an equity interest in various other unconsolidated ventures for approximately $24.5 million.
(5)	The estimated investment capacity and planned gross capitalizations and investment capacities of AMB Institutional Alliance Fund III and AMB Europe Fund I, as open-end funds, are not limited. The planned gross capitalization represents the gross book value of real estate assets as of the most recent quarter end, and the investment capacity represents estimated capacity based on the Fund’s current cash and leverage limitations as of the most recent quarter end.
(6)	Includes investments in 7.4 million square feet of operating properties through AMB’s investments in unconsolidated co-investment venture that it does not manage which it excludes from its owned and managed portfolio.
(7)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	19

Capitalization Summary (dollars in millions)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

Value

Coverage and Debt Ratios

	For the Quarter ended		For the Six Months ended
	June 30, 2008		June 30, 2008
Interest coverage(2)	5.0	x	4.9	x
Fixed charge coverage(2)	3.1	x	2.8	x
FFO payout(2)	49.1%		60.8%
AMB’s share of total debt-to-total market capitalization(2)	42.1%		42.1%

Capital Structure(1)

(1)	Debt amounts represent AMB’s share of debt and preferred securities.
(2)	See reporting definitions and supplemental financial measures disclosures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	20

Capitalization Detail (dollars in thousands, except shares and share price)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

	AMB	Co-investment	Unsecured
	Secured	Venture	Senior	Credit	Other	Total
	Debt	Debt	Debt	Facilities(1)	Debt	Debt

2008	$94,097	$47,375	$—	$—	$112,377	$253,849
2009	123,718	133,848	100,000	—	325,873	683,439
2010	65,905	114,064	250,000	516,530	941	947,440
2011	115	204,806	75,000	399,955	1,014	680,890
2012	4,463	459,496	—	—	61,093	525,052
2013	4,248	59,448	500,000	—	65,920	629,616
2014	4,380	4,102	—	—	616	9,098
2015	4,516	18,806	112,491	—	664	136,477
2016	4,657	54,795	—	—	—	59,452
2017	36,980	1,973	—	—	—	38,953
Thereafter	—	36,120	125,000	—	—	161,120

Subtotal	$343,079	$1,134,833	$1,162,491	$916,485	$568,498	$4,125,386
Unamortized premiums/(discount)	819	2,691	(9,221)	—	—	(5,711)

Total consolidated debt	$343,898	$1,137,524	$1,153,270	$916,485	$568,498	$4,119,675
AMB’s share of unconsolidated co-investment venture debt (2)(3)	—	629,040	—	—	32,626	661,666

Total debt	$343,898	$1,766,564	$1,153,270	$916,485	$601,124	$4,781,341
Co-investment venture partners’ share of consolidated debt (3)	—	(720,336)	—	—	(100,000)	(820,336)

AMB’s share of total debt (3)	$343,898	$1,046,228	$1,153,270	$916,485	$501,124	$3,961,005

Weighted average interest rate	3.4%	5.9%	6.0%	2.6%	3.9%	4.7%
Weighted average maturity (years)	2.3	3.9	4.6	2.4	1.8	3.3

Market Equity
Security	Shares		Price	Value

Common Stock	97,998,672	(4)	$50.38	$4,937,173
LP Units	3,970,128		50.38	200,015

Total	101,968,800			$5,137,188

Total options outstanding				6,452,724
Dilutive effect of stock options and restricted stock(5)				2,349,313

Preferred Stock and Units(6)
	Dividend	Liquidation
Security	Rate	Preference

Series D preferred units	7.18%	$79,767
Series L preferred stock	6.50%	50,000
Series M preferred stock	6.75%	57,500
Series O preferred stock	7.00%	75,000
Series P preferred stock	6.85%	50,000

Weighted Average/Total	6.90%	$312,267

Capitalization Ratios

Total debt-to-total market capitalization(3)(7)	46.7%
AMB’s share of total debt-to-total market capitalization(3)	42.1%
Total debt plus preferred-to-total market capitalization(3)(7)	49.8%
AMB’s share of total debt plus preferred-to-
AMB’s share of total market capitalization(3)	45.4%

(1)	Represents three credit facilities with total capacity of approximately $1.6 billion. Includes $404.7 million, $351.9 million, $111.9 million and $48.0 million in Yen, Canadian dollar, Euro and Singapore dollar based borrowings, respectively, translated to U.S. Dollars using the foreign exchange rates at June 30, 2008.
(2)	The weighted average interest and maturity for the unconsolidated co-investment venture debt are 4.8% and 5.4 years, respectively.
(3)	See reporting definitions and supplemental financial measures disclosures.
(4)	Includes 893,381 shares of unvested restricted stock.
(5)	Computed using the treasury stock method and an average share price of $56.46 for the quarter ended June 30, 2008.
(6)	Units are exchangeable under certain circumstances by the unitholder for preferred stock and redeemable at the option of AMB after a five year non-call period.
(7)	Total Market Capitalization is defined as total debt plus preferred equity liquidation preferences plus market equity.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	21

Supplemental Information for Net Asset Value Analysis (NAV) (dollars in thousands, except per share amounts)	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

Income Items

	Actual	Projected
	Quarter ended
	June 30, 2008	2008
Real Estate:
Wholly owned property cash NOI(1)	$73,655
Total cash NOI from co-investment ventures(1)	$127,497
AMB’s share of joint ventures(1)	26.5%
AMB’s share of cash NOI from joint ventures(1)	$33,757
AMB’s share of transaction adjustments(1)(2)	$(12,313)
Total AMB’s share of cash NOI(1)(3)	$95,099

Development platform:(3)
Development starts		$1,250,000
Average development margin(1)		12%-15%

Private capital platform:
Total private capital revenue per common share and unit (diluted)	$0.40	$0.65 - $0.67
Incentive distributions per common share and unit (diluted)	$0.32	$0.33

FFO per common share and unit (diluted)(1)	$1.06	$3.85 - $4.05

Assets & Liabilities

As of
AMB’s share of:(1)	June 30, 2008
Development, land, and contributed assets:(3)
Development pipeline (funded-to-date)	$1,113,247
Development projects held for contribution or sale	449,490
Operating projects held for contribution or sale	439,067
Land held for future development	534,316
Assets contributed to co-investment ventures	41,969

Debt and preferred securities:(3)
Total debt	$3,961,005
Preferred securities	312,267

Other balance sheet items:(3)
Cash and cash equivalents	$432,774
Accounts receivable (net) and other assets	$485,943
Deferred rents receivable and deferred financing costs (net)	$(86,075)
Accounts payable and other liabilities	$(612,831)

(1)	See reporting definitions and supplemental financial measures disclosures.
(2)	Transaction activity adjustments remove NOI generated from in-progress developments, contributed developments, and projects held for sale or contribution as the value of this real estate is reflected in AMB’s share of development, land, and contributed assets as detailed above. The adjustments also stabilize NOI for acquisitions.
(3)	Includes investments held through unconsolidated co-investment ventures.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	22

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

Acquisition Cost includes closing costs and estimated acquisition capital expenditures. Estimated acquisition capital expenditures include immediate building improvements that are taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standard or to stabilization and incremental building improvements and leasing costs that are incurred in an effort to substantially increase the revenue potential of an existing building.
Adjusted EBITDA. AMB uses adjusted earnings before interest, tax, depreciation and amortization, and non-development gains, or adjusted EBITDA, to measure both its operating performance and liquidity. AMB considers adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of tax, non-cash depreciation and amortization expense or non-development gains. By excluding interest expense, adjusted EBITDA allows investors to measure AMB’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. AMB considers adjusted EBITDA to be a useful supplemental measure for reviewing its comparative performance with other companies because, by excluding non-cash depreciation expense, adjusted EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. As a liquidity measure, AMB believes that adjusted EBITDA helps investors to analyze its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. Management uses adjusted EBITDA when measuring AMB’s operating performance and liquidity; specifically when assessing its operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating its ability to meet debt service obligations and to make quarterly preferred share dividends and unit distributions. AMB believes investors should consider adjusted EBITDA, in conjunction with net income (the primary measure of AMB’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of AMB’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies. By excluding interest, taxes, depreciation and amortization, and non-development gains when assessing AMB’s financial performance, an investor is assessing the earnings generated by AMB’s operations, but not taking into account the eliminated expenses or non-development gains incurred in connection with such operations. As a result, adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with AMB’s required GAAP presentations. Adjusted EBITDA does not reflect AMB’s historical cash expenditures or future cash requirements for working capital, capital expenditures or contractual commitments. Adjusted EBITDA also does not reflect the cash required to make interest and principal payments on AMB’s outstanding debt. While adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, AMB’s computation of adjusted EBITDA may not be comparable to EBITDA reported by other companies.
The following table reconciles adjusted EBITDA from net income for the three and six months ended June 30, 2008 and 2007 (dollars in thousands):

	For the Quarters ended		For the Six Months ended
	June 30,		June 30,
	2008	2007	2008	2007
Net income	$77,019	$118,269	$119,951	$143,951
Depreciation and amortization	40,841	40,173	82,462	80,564
Impairment losses	—	—	—	257
Stock-based compensation amortization	5,094	4,295	11,623	9,403
Adjustments to derive adjusted EBITDA from unconsolidated co-investment ventures:
AMB’s share of net income	(6,059)	(1,748)	(8,987)	(3,861)
AMB’s share of FFO	12,276	5,805	21,138	11,480
AMB’s share of interest expense	4,810	4,249	10,731	8,317
Interest expense, including amortization	36,555	33,151	67,514	67,490
Total minority interests’ share of income	10,646	15,894	36,743	27,540
Total discontinued operations, including gains	(1,100)	(77,114)	(22,441)	(80,188)
Adjusted EBITDA attributable to minority interests	(24,257)	(27,392)	(57,107)	(53,963)
Discontinued operations’ adjusted EBITDA	328	3,044	721	6,238

Adjusted EBITDA	$156,153	$118,626	$262,348	$217,228

AMB’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures accounted for in the applicable financial measure. AMB believes that “AMB’s share of” calculations are meaningful and useful supplemental measures, which enables both management and investors to assess the operations, earnings and growth of AMB in light of the AMB’s ownership interest in its co-investment ventures and to compare the applicable measure to that of other companies. In addition, it allows for a more meaningful comparison of the applicable measure to that of other companies that do not consolidate any of their co-investment ventures. “AMB’s share of” calculations are not intended to reflect actual liability should there be a default under loans or a liquidation of the co-investment ventures. AMB’s computation of “AMB’s share of” measures may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
AMB’s share of Other Balance Sheet Items. AMB believes that balance sheet information based on GAAP provides the most appropriate earnings information. However, AMB considers balance sheet information reported on an owned and managed basis (such as AMB’s share of cash and cash equivalents, AMB ’s share of accounts receivable (net) and other assets, AMB’s share of deferred rents receivable and deferred financing costs (net), and AMB’s share of accounts payable and other liabilities) to be useful supplemental measures to help the investors better understand AMB’s operating performance. See Reporting Definitions for definitions of “owned and managed” and “AMB’s share of.” AMB believes that AMB’s share of balance sheet items on an owned and managed basis helps management and investors make a comprehensive assessment of AMB’s total real estate portfolio and provides a better understanding of AMB’s operating activities. While such information is helpful to the investor, it does not provide balance sheet information as defined by GAAP and are not true alternatives to such GAAP measurements. Further, AMB’s computation of its share of balance sheet items on an owned and managed basis may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
AMB’s share of total debt. AMB’s share of total debt is the pro rata portion of the total debt based on its percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures holding the debt. AMB believes that its share of total debt is a meaningful supplemental measure, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. In addition, it allows for a more meaningful comparison of its debt to that of other companies that do not consolidate their co-investment ventures. AMB’s share of total debt is not intended to reflect its actual liability should there be a default under any or all of such loans or a liquidation of the co-investment ventures. See Capitalization Detail for a reconciliation of total debt and AMB’s share of total debt.
AMB’s share of total debt-to-total book capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures holding the debt. AMB’s share of total book capitalization is defined as AMB’s share of total debt plus minority interests to preferred and limited partnership unitholders plus stockholders’ equity.
AMB’s share of total debt-to-total market capitalization is calculated using the following definitions: AMB’s share of total debt is the pro rata portion of the total debt based on AMB’s percentage of equity interest in each of the consolidated and unconsolidated co-investment ventures holding the debt. AMB’s definition of “total market capitalization” is AMB’s share of total debt plus preferred equity liquidation preferences plus market equity. AMB’s definition of “market equity” is the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock as of the period end.
Annualized base rent (ABR) is calculated as monthly base rent (cash basis) per the lease, as of a certain date, multiplied by 12. If free rent is granted, then the first positive rent value is used. Leases denominated in foreign currencies are translated using the currency exchange rate at period end.
Assets Under Management is AMB’s estimate of the value of the real estate it wholly owns or manages through its consolidated and unconsolidated co-investment ventures or for clients of AMB Capital Partners. Assets under management is calculated by adding the co-investment venture partner’s or client’s share of the carrying value of its real estate investment to AMB’s share of total market capitalization.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	23

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

Average occupancy percentage represents the daily weighted occupancy of the total rentable square feet leased, including month-to-month leases, divided by total rentable square feet. Space is considered leased when the tenant has either taken physical or economic occupancy.
Carrying value is the sum of the most recent valuation of real estate investments plus subsequently incurred capital expenditures. Generally, each real estate investment is valued once a year.
Cash-basis NOI. Cash-basis NOI is defined as NOI less straight line rents and amortization of lease intangibles. AMB considers cash-basis NOI to be an appropriate and useful supplemental performance measure because cash basis NOI reflects the operating performance of the real estate portfolio excluding the effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. However, cash-basis NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, cash-basis NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating cash-basis NOI.
For a reconciliation of NOI from net income for the quarter ended June 30, 2008, refer to the SS NOI definition. The following table reconciles AMB’s share of cash-basis NOI from NOI for the quarter ended June 30, 2008 (dollars in thousands):

Quarter ended
June 30, 2008
NOI	$119,778
Straight-line rents and amortization of lease intangibles	(2,708)
Consolidated co-investment venture cash NOI	(43,415)

Wholly-owned property cash NOI	73,655
AMB’s share of consolidated co-investment venture cash NOI	15,737
AMB’s share of unconsolidated co-investment venture cash NOI	18,020
AMB’s share of transaction adjustments	(12,313)

AMB’s share of cash-basis NOI	$95,099

Co-investment operating results.

For the Quarter Ended June 30, 2008
				Income
	AMB’s		Property	(loss) from
	Ownership		Operating	Continuing	Net
Unconsolidated Co-investment Ventures	Percentage	Revenues	Expenses	Operations	Income (loss)	Cash NOI	FFO
AMB Institutional Alliance Fund III(4)	17%	$47,061	$(12,035)	$2,649	$2,649	$33,043	$16,810
AMB Europe Fund I(4)	21%	26,778	(4,249)	2,950	2,950	23,577	11,906
AMB Japan Fund I	20%	17,732	(4,098)	1,089	1,089	12,963	5,806
AMB-SGP Mexico	20%	7,166	(959)	(2,720)	(2,720)	6,490	(847)
AMB DFS Fund I	15%	104	(4)	452	452	452	452
Other Industrial Co-investment Operating Ventures	55%	9,755	(2,256)	3,269	3,269	7,557	5,326

Total UnConsolidated Co-investment Ventures		108,596	(23,601)	7,689	7,689	84,082	39,453
Consolidated Co-investment Ventures
AMB Partners II	20%	$19,826	$(4,855)	$3,363	$3,363	$14,893	$8,635
AMB-SGP	50%	12,704	(3,300)	691	691	9,428	4,285
AMB Institutional Alliance Fund II	20%	14,119	(3,422)	2,801	2,801	10,598	6,288
AMB-AMS	39%	4,059	(794)	889	889	3,132	2,015
Other Industrial Co-investment Operating Ventures	93%	10,681	(2,516)	4,413	4,413	7,255	6,591
Other Industrial Co-investment Development Ventures	80%	1,709	(264)	1,317	1,317	708	1,079

Total Consolidated Co-investment Ventures		63,098	(15,151)	13,474	13,474	46,014	28,893

Total		$171,694	$(38,753)	$21,163	$21,163	$130,096	$68,346

Co-investment venture partner’s share of calculations for certain financial measures represent the pro-rata portion of the applicable financial measure based on AMB’s co-investment venture partners’ percentage of equity interest in each of the consolidated or unconsolidated co-investment ventures accounted for in the applicable financial measure.
Co-investment venture partner’s (or co-investor’s) share of debt is the co-investment venture partner’s pro-rata portion of total debt.
Co-investment venture partner’s (or co-investor’s) share of equity is the pro-rata portion of the co-investment venture partner’s share of carrying value less the co-investment venture partner’s share of debt.
Completion/Stabilization is generally defined as properties that are 90% leased or properties that have been substantially complete for at least 12 months.
Development activities include ground-up development, redevelopments, renovations, land sales and value-added conversions.
Development margin is calculated as contribution value or disposition price less closing costs, minus estimated total investment and any deferred rents, taxes or third party promotes before any deferrals on contributions, divided by the estimated total investment.
Estimated FFO by Business. Estimated FFO by Business is FFO generated by AMB’s Real Estate Operations, Development and Private Capital business. Estimated Development and Private Capital FFO was determined by reducing Development Profits, net of taxes, and Private Capital revenues by their respective estimated share of general and administrative expenses. Development’s and Private Capital’s estimated allocation of total general and administrative expenses was based on their respective percentage of actual direct general and administrative expenses incurred. Estimated Real Estate Operations FFO represents total AMB FFO less estimated FFO attributable to Development and Private Capital. Management believes estimated FFO by business line is a useful supplemental measure of its operating performance because it helps the investing public compare the operating performance of AMB’s respective businesses to other companies’ comparable businesses. Further, AMB’s computation of FFO by business line may not be comparable to that reported by other real estate investment trusts as they may use different methodologies in computing such measures.
Estimated investment capacity is AMB’s estimate of the gross real estate which could be acquired through the use of its equity commitments from co-investment venture partners plus AMB’s funding obligations and estimated debt capitalization.
Estimated total investment represents total estimated cost of development, renovation, or expansion, including initial acquisition costs, prepaid ground leases, buildings, and associated carry costs. Estimated total investments are based on current forecasts and are subject to change. Non-U.S. Dollar investments are translated to U.S. Dollars using the exchange rate at period end.
Estimated yields on development projects are calculated from estimated annual cash NOI following occupancy stabilization divided by the estimated total investment. Yields exclude value added conversion projects and are calculated on an after-tax basis for international projects.
Fixed charge coverage. Fixed charge coverage is defined as Adjusted EBITDA divided by fixed charges. Fixed charges consist of interest expense less co-investment venture partner’s share of interest expense, including amortization of finance costs and debt premiums, from continuing and discontinued operations, AMB’s share of interest expense from unconsolidated co-investment venture debt, capitalized interest, preferred unit distributions and preferred stock dividends. AMB uses fixed charge coverage to measure its liquidity. AMB believes fixed charge coverage is relevant and useful to investors because it permits fixed income investors to measure AMB’s ability to meet its interest payments on outstanding debt, make distributions to its preferred unitholders and pay dividends to its preferred shareholders. AMB’s computation of fixed charge coverage may not be comparable to fixed charge coverage reported by other companies.
The following table details the calculation of fixed charges for the three and six months ended June 30, 2008 and 2007 (dollars in thousands):

	For the Quarters ended		For the Six Months ended
	June 30,		June 30,
Fixed charge	2008	2007	2008	2007
Interest expense, including amortization — continuing operations	$36,555	$33,151	$67,514	$67,490
Amortization of financing costs and debt premiums — continuing operations	(3,185)	(1,253)	(5,162)	(2,126)
Interest expense, including amortization — discontinued operations	(29)	(546)	(50)	(1,162)
Amortization of financing costs and debt premiums — discontinued operations	—	61	—	89
Co-investment partner’s share of interest expense	(10,192)	(9,729)	(24,489)	(21,477)
AMB’s share of interest expense from unconsolidated co-investment ventures	4,810	4,249	10,731	8,317
Capitalized interest	17,168	15,826	34,927	30,368
Preferred unit distributions	1,432	1,480	2,864	5,179
Preferred stock dividends	3,952	3,952	7,904	7,904

Total fixed charge	$50,511	$47,191	$94,239	$94,582

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	24

Reporting Definitions / Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

Funds From Operations (“FFO”) and Funds From Operations Per Share and Unit (“FFOPS”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, or FFO, and FFO per share and unit, or FFOPS, to be useful supplemental measures of its operating performance. AMB defines FFOPS as FFO per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO as net income, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO of consolidated and unconsolidated joint ventures. AMB does not adjust FFO to eliminate the effects of non-recurring charges. AMB includes the gains from development, including those from value added conversion projects, before depreciation recapture, as a component of FFO. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, AMB’s interpretation of FFO or FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does. In connection with the formation of a co-investment venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.
AMB believes that FFO and FFOPS are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, FFO and FFOPS are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income, as defined by U.S. GAAP. AMB believes that the use of FFO and FFOPS, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers FFO and FFOPS to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO and FFOPS can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, these measures do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. FFO and FFOPS also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are FFO or FFOPS necessarily indicative of cash available to fund AMB’s future cash requirements.
See Consolidated Statements of Funds from Operations for a reconciliation of FFO from net income.
The following table reconciles projected FFO from projected net income for the year ended December 31, 2008:

	2008
	Low	High
Projected net income	$2.55	$2.75
AMB’s share of projected depreciation and amortization	1.49	1.51
AMB’s share of projected gains on disposition of operating properties	(0.12)	(0.14)
Impact of additional dilutive securities, other, rounding	(0.07)	(0.07)

Projected Funds From Operations (FFO)	$3.85	$4.05

Amounts are expressed per share, except FFO which is expressed per share and unit.
Gross operating margin is calculated as NOI divided by gross revenues (excluding straight-line rents and amortization of lease intangibles, reimbursable capital revenue and lease termination fees) for properties in the pool at period end.
Interest coverage. Interest coverage is defined as AMB’s share of interest expense which consists of consolidated interest expense less co-investment venture partner’s share of interest expense, including amortization, from continuing and discontinued operations and AMB’s share of interest expense from unconsolidated co-investment venture debt. AMB uses interest coverage to measure its liquidity. AMB believes interest coverage is relevant and useful to investors because it permits investors to measure AMB’s ability to meet its interest payments on outstanding debt. AMB’s computation of interest coverage may not be comparable to interest coverage reported by other companies.
The following table details AMB’s share of total interest for the three and six months ended June 30, 2008 and 2007 (dollars in thousands):

	For the Quarters ended		For the Six Months ended
	June 30,		June 30,
Interest	2008	2007	2008	2007
Interest expense, including amortization — continuing operations	$36,555	$33,151	$67,514	$67,490
Interest expense, including amortization — discontinued operations	(29)	(546)	(50)	(1,162)
Co-investment venture partner’s share of interest expense	(10,192)	(9,729)	(24,489)	(21,477)
AMB’s share of interest expense from unconsolidated co-investment ventures	4,810	4,249	10,731	8,317

Total interest	$31,144	$27,125	$53,706	$53,168

Market equity is defined as the total number of outstanding shares of AMB’s common stock and common limited partnership units multiplied by the closing price per share of its common stock at period end.
Net Asset Value (“NAV”). AMB believes NAV is a useful supplemental measure of its operating performance because it enables both management and investors to analyze the fair value of its business. An assessment of the fair value of a business involves estimates and assumptions and can be performed using various methods. AMB has presented certain financial measures related to its business that it believes may be useful to the investing public in calculating its NAV but has not presented any specific methodology nor provided any guidance on assumptions or estimates that should be used in the calculation.
Net Operating Income (“NOI”). Net operating income is defined as rental revenue (as calculated in accordance with GAAP), including reimbursements, less property operating expenses, which excludes depreciation, amortization, general and administrative expenses and interest expense. AMB considers NOI to be an appropriate and useful supplemental performance measure because NOI reflects the operating performance of the real estate portfolio. However, NOI should not be viewed as an alternative measure of financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact results from operations. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI. See same store net operating income for reconciliation of NOI from net income.
Occupancy percentage at period end represents the percentage of total rentable square feet leased, including month-to-month leases, divided by total rentable square feet at period end. Space is considered leased when the tenant has either taken physical or economic occupancy.
Owned and managed is defined by AMB as assets in which AMB has at least a 10% ownership interest, is the property or asset manager, and which it intends to hold for the long-term.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	25

Reporting Definitions/ Supplemental Financial Measures	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

Owned and Managed Supplemental Cash Flow Information. AMB believes that cash flow information based on GAAP provides the most appropriate earnings information. However, AMB considers cash flow information reported on an owned and managed basis (such as straight-line rents and amortization of lease intangibles, AMB’s share of straight-line rents and amortization of lease intangibles, gross lease termination fees, net lease termination fees, AMB’s share of net lease termination fees, tenant improvements, lease commissions and other lease costs, building improvements, Co-investment partners’ share of capital expenditures and AMB’s share of recurring capital expenditures) to be useful supplemental measures to help the investors better understand AMB’s operating performance and cash flow. See Reporting Definitions for definitions of “owned and managed”, “AMB’s share of” and “Co-investment venture partners’ share of”. AMB believes that owned and managed cash flow information helps management and investors make a comprehensive assessment of the cash flow of AMB’s total real estate portfolio and provides a better understanding of AMB’s operating performance and activities. While owned and managed supplemental cash flow information is helpful to the investor, it does not provide cash flow information as defined by GAAP and are not true alternatives to such GAAP measurements. Further, AMB’s computation of owned and managed supplemental cash flow information may not be comparable to that of other real estate companies, as they may use different methodologies for calculating these measures.
Percent pre-leased represents the executed lease percentage of total square feet as of the reporting data.
Preferred, with respect to the capitalization ratios, is defined as preferred equity liquidation preferences.
Renovation projects represent projects where the acquired buildings are less than 75% leased and require significant capital expenditures (generally ranging from 10% — 25% of acquisition cost) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Redevelopment projects represent those buildings that require significant capital expenditures (generally more than 25% of acquired cost or existing basis) to bring the buildings up to operating standards and stabilization (generally 90% leased).
Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include estimated acquisition capital expenditures which were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to operating standards.
Rent changes on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month of a term commencement and the net ABR due the last month of the former tenant’s term. If free rent is granted, then the first positive full rent value is used as a point of comparison. The rental amounts exclude base stop amounts, holdover rent and premium rent charges. If either the previous or current lease terms are under 12 months, then they are excluded from this calculation. If the lease is first generation or there is no prior lease for comparison, then it is excluded from this calculation.
Same Store Net Operating Income and Cash-basis SSNOI (“SS NOI”). AMB believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, AMB considers SS NOI to be a useful supplemental measure of our operating performance for properties that are considered part of the same store pool. In deriving SS NOI, AMB defines NOI as rental revenues, including reimbursements, less property operating expenses, both of which are calculated in accordance with GAAP. Property operating expenses exclude depreciation, amortization, general and administrative expenses and interest expense. AMB defines Cash-basis SSNOI to also exclude straight line rents and amortization of lease intangibles. AMB considers SSNOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, AMB believes that SS NOI helps investors compare the operating performance of AMB’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expenses, interest expenses, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, AMB’s computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.
The following table reconciles consolidated cash-basis SS NOI and NOI from net income for the three and six months ended June 30, 2008 and 2007 (dollars in thousands):

	For the Quarters ended		For the Six Months ended
	June 30,		June 30,
	2008	2007	2008	2007
Net income	$77,019	$118,269	$119,951	$143,951
Private capital income	(41,413)	(8,518)	(51,336)	(14,443)
Depreciation and amortization	40,841	40,173	82,462	80,564
Impairment losses	—	—	—	257
General and administrative and fund costs	34,178	30,537	69,553	60,632
Total other income and expenses	(393)	(77,633)	(14,677)	(62,330)
Total minority interests’ share of income	10,646	15,894	36,743	27,540
Total discontinued operations	(1,100)	(2,407)	(2,474)	(5,345)

NOI	119,778	116,315	240,222	230,826
Less non same-store NOI	(16,122)	(13,552)	(31,064)	(26,845)
Less non cash adjustments(1)	(27)	(1,119)	(364)	(2,927)

Cash-basis same-store NOI	$103,629	$101,644	$208,794	$201,054

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.
Same store NOI growth is the change in the NOI (excluding straight-line rents and amortization of lease intangibles) of the same store pool from the prior year reporting period to the current year reporting period.
Same store pool include all properties that are owned as of the end of both the current and prior year reporting periods and excludes development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2006.
Second generation TIs and LCs per square foot are total tenant improvements, lease commissions and other leasing costs incurred during leasing of second generation space divided by the total square feet leased. Costs incurred prior to leasing available space are not included until such space is leased. Second generation space excludes newly developed square footage or square footage vacant at acquisition.
Stabilized cash cap rates for dispositions or contributions are calculated as cash-basis NOI divided by total disposition price or contribution value, as applicable.
Stabilized GAAP cap rates for acquisitions are calculated as NOI, including straight-line rents, stabilized to market occupancy (generally 95%) divided by total acquisition cost. The total acquisition cost basis includes the initial purchase price, the effects of marking assumed debt to market, all due diligence and closing costs, lease intangible adjustments, estimated acquisition capital expenditures, leasing costs necessary to achieve stabilization and, if applicable, any estimated costs required to buy-out AMB’s co-investment venture partners.
Tenant retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.
Total market capitalization is defined by AMB as AMB’s share of total debt plus preferred equity liquidation preferences plus market equity (unless otherwise noted).
Value added conversion projects represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research & development or manufacturing. Activities required to prepare the property for conversion to a higher and better use may include such activities as rezoning, redesigning, reconstructing and retenanting. The sales price of the value added conversion project is generally based on the underlying land value based on its ultimate use and as such, little to no residual value is ascribed to the industrial building(s).

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	26

Contacts	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

Contact Name	Title	Phone	E-mail Address

Hamid R. Moghadam	Chairman & Chief Executive Officer	(415) 733-9401	hmoghadam@amb.com

Thomas S. Olinger	Chief Financial Officer	(415) 733-9405	tolinger@amb.com

Guy F. Jaquier	President, Europe and Asia	(415) 733-9406	gjaquier@amb.com

Eugene F. Reilly	President, The Americas	(617) 619-9333	ereilly@amb.com

John T. Roberts, Jr.	President, Private Capital; President, AMB Capital Partners, LLC	(415) 733-9408	jroberts@amb.com

Margan S. Mitchell	Vice President, Corporate Communications	(415) 733-9477	mmitchell@amb.com

Tracy A. Ward	Vice President, Investor Relations	(415) 733-9565	tward@amb.com

Corporate Headquarters	Investor Relations	Other Office Locations

AMB Property Corporation	Tel: (415) 394-9000	Amsterdam	Chicago	Mumbai	Osaka	Toronto
Pier 1, Bay 1	Fax: (415) 394-9001	Atlanta	Dallas	Menlo Park	Paris	Tokyo
San Francisco, CA 94111	E-mail: ir@amb.com	Baltimore	Delhi	Nagoya	Seoul	Vancouver
Tel: (415) 394-9000	Website: www.amb.com	Beijing	Frankfurt	Narita	Shanghai	Warsaw
Fax: (415) 394-9001		Boston	Los Angeles	New Jersey	Shenzhen
		Chengdu	Madrid	New York	Singapore

Cover Description

In the second quarter, AMB contributed buildings 3 & 4 of AMB Tres Rios Industrial Park, totaling 947,323 square feet, to our Mexican co-investment venture that invests in distribution facilities in targeted markets in Mexico. An additional 301,949 square feet is currently under development at AMB Tres Rios Industrial Park, Mexico City’s largest master-planned industrial park which is expected to total approximately 3.1 million square feet at full build out. The Park is located in the city’s premier distribution submarket adjacent to the NAFTA highway.

Overview	Financial Results	Operations	Capital Deployment	Private Capital	Capitalization	NAV	Reporting Definitions	27

Forward Looking Statements	SUPPLEMENTAL ANALYST PACKAGE 2008 Second Quarter Earnings Conference Call

Some of the information included in this report and the presentations to be held in connection therewith contains forward-looking statements, such as those related to our growth opportunities and plans (including those regarding our global expansion and positioning, future capital deployment, growth of our development and private capital business, organizational changes and earnings growth), our projected funds from operations, compound annual growth rate of our business divisions, future assets under management, same store and/or cash net operating income and other financial and operational guidance, our capabilities to drive growth, our future performance compared to peers and other market indices, rent growth, industrial and other market and trade growth, market drivers, trends and forecasts, port opportunities (such as ship capacity expansion, outsourcing trends, port market demand, port expansions, container growth, and escalating land values), on-tarmac opportunities (such as air cargo growth, ability to access and leverage positions, expertise and key airport opportunities, and projections regarding the size of AMB Tres Rios Industrial Park), hiring, performance and retention of key personnel, access to resources, leveraging of relationships, continuation and effectiveness of strategic drivers, information regarding our development, value added conversion, redevelopment and renovation projects (including stabilization dates, square feet at stabilization or completion, sale or contribution dates, yields from such projects, costs and total investment amounts, scope, location and timing of development starts, margins, projected gains and returns, sustainability, profitability, scope and scale of and demand for projects, targeted value added conversion projects, redevelopment and conversion timelines, entitlement and repositioning potential of land), ability to deliver customer solutions, lease expirations, performance and value-creation of investments and market entry opportunities, real estate valuations, acquisition capital and volume, scope and build out potential of land inventory, co-investment venture and other estimated investment capacity, terms of the co-investment ventures, performance, revenues and returns on investment, target leverage, future incentive distribution, asset management, acquisition and other private capital fees, timing of incentive distributions, private capital demand, launching of our Canada and second Asia funds, future balance sheet capacity, interest rate changes, transition to open-end funds, and access to secured and non-secured financings, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants or renewal at lower than expected rent, increased interest rates and operating costs or greater than expected capital expenditures, our failure to obtain necessary outside financing, re-financing risks, risks related to our obligations in the event of certain defaults under co-investment venture and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development, value-added conversions, redevelopment and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, inflation risks, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, risks of opening offices globally, risks of changing personnel and roles, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2007.